As filed with the Securities and Exchange Commission on  January 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	261469215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(610) 354-8840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maxine Gowen, Ph.D.

President and Chief Executive Officer

Trevena, Inc.

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(610) 354-8840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent B. Siler, Esq.

James F. Fulton, Jr., Esq.

Derek O. Colla, Esq.

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656

Telephone: (703) 456-8000

Fax: (703) 456-8100

Peter N. Handrinos, Esq. Latham & Watkins LLP John Hancock Tower, 20th Floor 200 Clarendon Street Boston, MA 02116 Telephone: (617) 948-6000 Fax: (617) 948-6001

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-191643)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	$6,037,500	$777.63

(1)          The Registrant is registering shares with an aggregate offering price of $6,037,500 pursuant to this Registration Statement, which shares are in addition to the shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-191643).

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of shares that the underwriters have the option to purchase. As permitted by Rule 457(o), the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(3)          The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on January 31, 2014), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.001 per share, of Trevena, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-191643), which was declared effective by the Commission on January 30, 2014, and is being filed solely for the purpose of increasing the dollar amount of shares to be offered in the public offering by $6,037,500, including $787,500 in aggregate offering price of shares that may be sold pursuant to the underwriter’s option to purchase additional shares.

The required opinions and consents are listed on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 31st day of  January , 2014.

TREVENA, INC.

By:	/s/ ROBERTO CUCA
Roberto Cuca Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Maxine Gowen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2014

/s/ ROBERTO CUCA
Roberto Cuca	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

*
Leon O. Moulder, Jr.	Chairman of the Board of Directors	January 31, 2014

*
Farah Champsi	Director	January 31, 2014

*
Michael R. Dougherty	Director	January 31, 2014

*
Terrance G. McGuire	Director	January 31, 2014

*
Christopher K. Mirabelli, Ph.D.	Director	January 31, 2014

*
Francois Nader, M.D.	Director	January 31, 2014

*
Jake Nunn	Director	January 31, 2014

*
David F. Solomon	Director	January 31, 2014

*By:	/s/ ROBERTO CUCA
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

(1)         Included on the signature page of Registration Statement on Form S-1 (File No. 333-191643), filed with the Securities and Exchange Commission on October 9, 2013, and incorporated herein by reference.

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